                                                                    EXHIBIT 2.11

THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "AGREEMENT") RELATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

     THIS FINDER'S FEE AND SUBSCRIPTION AGREEMENT (this "Agreement") is made and entered into as of the _____ day of __________, 2000 by and ___________________,
a ____________________ (the "Finder") and LML PAYMENT SYSTEMS INC., a Yukon business corporation (the "Company" and together with the Finder, the "Parties")

                                    Recitals

     WHEREAS:

A. In connection with a private placement by the Company of units (the "Units") having an aggregate purchase price of up to US$12,000,000.00 (the "Private Placement"), the Company has agreed to pay the Finder a finder's fee in the circumstances described herein;

B. Each Unit consists of one common share (each a "Share") in the capital of the Company and one non-transferable share purchase warrant (each a "Warrant");

C. Each Warrant entitles the holder thereof to purchase one additional Share (each a "Warrant Share") at a price of US$16.00 at any time beginning on the date of payment of the purchase price for the Unit through March 31, 2002 (the "Expiry Date"); and

D. The Finder wishes to subscribe for Units and a Special Warrant of the Company on the terms and conditions hereinafter set forth.

                                   Agreement

     NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties), the Parties hereto covenant and agree as follows:

1. The Company hereby agrees to pay to the Finder upon the closing of the Private Placement (the "Private Placement Closing") a cash finder's fee (the "Finder's Fee") in connection with any subscribers (the "Qualifying Subscribers") under the Private Placement who are introduced to the Company by the Finder. The Finder's Fee shall be equal to the lesser of U.S.$1,200,000.00 and 10% of the aggregate purchase price for Units purchased by the Qualifying Subscribers.

2. Effective as of and conditional upon the Private Placement Closing, the Finder hereby subscribes for and purchases:

     (a) such number of Units from the Company as shall be determined by dividing (x) the amount of the Finder's Fee by (y) the issue price of U.S.$12.00 per Unit; and

     (b) a special warrant (the "Special Warrant") to acquire such number of Shares (the "Special Warrant Shares"), without the payment of any additional consideration therefor, as shall be determined by dividing:
          (x) 10% of the aggregate exercise price from time to time received by the Company in respect of Warrants exercised by Qualifying Subscribers, by (y) a deemed subscription price of U.S.$16.00 per Share.

3. The aggregate purchase price (the "Purchase Price") payable by the Finder for the Units and the Special Warrant (collectively, the "Purchased Securities") shall be an amount equal to the Finder's Fee, and shall be paid at the closing of this offering, which shall take place simultaneously with the Private Placement Closing.

4. The Special Warrant shall be subject to the following terms and conditions:

     (a) the Company shall give to the Finder a notice in writing (the "Company's Notice") confirming the aggregate exercise price received by the Company in respect of Warrants exercised by Qualifying Subscribers in each six-month period following the Closing, or such shorter period as may from time to time be determined by the Company in its sole discretion, in each case not more than five (5) business days following the last day of such six-month or shorter period (each a "Qualification Period");

     (b) the Finder shall be deemed to have exercised the Special Warrant as of the last day of each Qualification Period to the extent necessary to acquire all of the Special Warrant Shares issuable to the Finder hereunder with respect to such Qualification Period, and the Company shall, no later than the tenth (10th) business day following the end of such Qualification Period, cause to be delivered to the Finder certificates representing the appropriate number of Special Warrant Shares;

     (c) the Special Warrant shall automatically expire and cease to be of any further force and effect as of the Expiry Date, and the last Qualification Period shall terminate on the Expiry Date;

     (d) nothing herein shall entitle the Finder to receive a fraction of a Special Warrant Share. If the Finder would otherwise be entitled to receive a fraction of a Special Warrant Share, the Finder shall receive in lieu thereof a cash payment determined by multiplying the deemed issue price of a whole Special Warrant Share by such fraction.

5. The Company hereby irrevocably agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, to the Finder the Purchased Securities.

6. The Finder must complete, sign and return to the Company one (1) executed copy of this Agreement.

7. The Finder shall complete, sign and return to the Company as soon as possible on request by the Company any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

8.        The Finder confirms that:

     (a) the decision to subscribe for the Purchased Securities was not made as a result of any material information about the Company's affairs that had not been publicly disclosed; and

     (b) the sale of the Purchased Securities has not been accompanied by an advertisement.

9.        The Finder acknowledges and agrees that:

     (a) the Purchased Securities will be sold under an exemption from the prospectus requirements set out in Section 74(2)(4) of the British Columbia Securities Act (the "B.C. Act") and represents and warrants to the Company that the Finder is purchasing the Purchased Securities as principal for its own account, and not for the benefit of any other person or company a sufficient number of Purchased Securities such that the aggregate acquisition cost to the Finder is not less than CDN$97,000 and this Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid and binding agreement of the Finder enforceable against it;

     (b) the Finder is not acting and has not been created, established, formed or incorporated solely, or used primarily, to acquire securities or to permit the purchase of the Purchased Securities without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation;

     (c) the Finder is purchasing the Purchased Securities pursuant to an exemption under the B.C. Act on the basis that the Finder is sophisticated and, as a consequence:

          (i) is restricted from using most of the civil remedies available under securities legislation,

          (ii) may not receive information that would otherwise be required to be provided to him under securities legislation, and

          (iii) the Company is relieved from certain obligations that would otherwise apply under securities legislation;

     (d) the Purchased Securities, the Warrant Shares and the Special Warrant Shares (collectively, the "Securities") are being or will be purchased by the Finder as principal for investment only and not with a view to the distribution thereof, and the Finder is not participating directly or indirectly in any underwriting of the Securities;

     (e) the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), and may not be offered or sold in the United States or to any U.S. Person (as such term is defined in Rule 902 of Regulation S of the 1933 Act, and used herein), unless such securities have been registered under the 1933 Act or an exemption from the registration requirements thereof is available;

     (f) the Finder is a corporation organized under the laws of the British Virgin Islands and has not been formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act. In addition, the Finder (i) is not (and is not purchasing the Securities for the account or benefit of) a U.S. Person, (ii) was not offered the Securities in the United States, and (iii) did not execute or deliver this Agreement in the United States;

     (g) the Finder agrees not to offer, sell or transfer any Securities during the 40 day period commencing after the later of (i) the date the Purchased Securities were first offered to persons other than distributors in reliance on Regulation S under the 1933 Act or (ii) the closing of the transaction contemplated hereby, except in compliance with Rule 903 or Rule 904 of Regulation S under the 1933 Act (the "Restricted Period"). The Finder acknowledges that the Company will place a legend to such effect on the Securities and may institute such other procedures to assure compliance with the foregoing requirements, including, without limitation, requiring the Finder to establish that a transferee of any of the Securities during any restricted period is not a U.S. person and the offer and sale was not made in the United States (and, after expiration of the Restricted Period, the Company will not remove the legend unless the Finder completes and delivers to the Company the Purchaser Representation Letter in the form of Schedule A attached hereto, provided that the Company shall not be required to remove the legend if the Company reasonably believes that any of the representations made by the Finder in the Purchaser Representation Letter are false);

     (h) the Finder acknowledges that at the time of exercise by it of any Warrants or the Special Warrant, the Finder will be required to provide to the Company either (i) a written representation that it is not a U.S. Person and the relevant security is not being exercised on behalf of a U.S. Person, or (ii) a written opinion of counsel to the effect that the subject securities have been registered under the 1933 Act and applicable state securities laws, or are exempt from registration thereunder and (iii) a written representation the Finder is not in the United States at the time of exercise, and that the Warrant(s) or the Special Warrant, as the case may be, being exercised by it are not being so exercised on behalf of a U.S. Person or person within the United States;

     (i) the Finder acknowledges that pursuant to the 1933 Act, the statutory basis for the exemption claimed for the transactions contemplated by this Agreement, and at the time of the exercise of any Warrant(s) or the Special Warrant would not be present if the offering of the Securities, although in technical compliance with Regulation S of the 1933 Act, were part of a plan or scheme to evade the registration provisions of the 1933 Act, and the Finder represents and warrants that it is acquiring the Securities hereunder for investment purposes and has no present intention to sell any of the Securities in the United States or to a U.S. Person, or for the account or benefit of a U.S. Person either now or promptly after the expiration of the Restricted Period. The Finder hereby confirms that the purposes of including the Purchaser Representation Letter (Schedule A), is in order to enable the Company to determine the ongoing availability of the exemption from registration under Regulation S of the 1933 Act;

     (j) the Finder has received and reviewed the public information with respect to the Company and has had an opportunity to ask questions of, and receive answers from persons acting on behalf of the Company;

     (k) the Company is entitled to rely on the representations and warranties and the statements and answers of the Finder contained in this Agreement, and the Finder will hold harmless the Company from any loss or damage it or they may suffer as a result of the Finder's failure to correctly complete this Agreement;

     (l) it will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Finder contained herein or in any document furnished by the Finder to the Company in connection herewith being untrue in any material respect or any breach or failure by the Finder to comply with any covenant or agreement made by the Finder to the Company in connection therewith;

     (m) it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

     (n) the Company is under no obligation to register or qualify any of the Securities on behalf of the Finder or to assist the Finder in complying with any exemption from registration and qualification under the 1933 Act and applicable state securities laws, or any form of exemption therefrom; provided, however, that the Finder shall have the following rights:

          (i) if while the Finder holds any Securities, the Company proposes to file a registration statement under the 1933 Act with respect to an underwritten public offering of any class of equity securities for its own account (other than a registration statement (x) on Forms F-4, S-4, F-8, S-8 or any successor form thereto or (y) filed solely in connection with an offering made solely to employees of the Company), then the Company will give written notice of such proposed filing to the Finder at least thirty (30) days before the anticipated filing date. Such notice will set forth the aggregate number of securities proposed to be included in the registration and offer the Finder the opportunity to register such amount of Securities as the Finder may request (a "Piggyback Registration"). The Company will use commercially reasonable efforts to include in each such Piggyback Registration all Securities with respect to which the Company has received written requests for inclusion therein from the Finder within fifteen
               (15) days after the mailing date of the notice; provided, however, that the Finder acknowledges that the Company may elect to not proceed with the offering at any time. The Finder will be permitted to withdraw all or part of the Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

          (ii) The Company will use commercially reasonable efforts to cause the underwriters of a proposed underwritten offering to permit the Finder to include in the Piggyback Registration all such Securities requested to be so included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if in the opinion (which need not be in writing) of the managing underwriter or underwriters, the total amount of securities which the Finder, the Company and any other persons having rights to participate in such registration propose to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be included therein (x) for the account of the Finder on the one hand, and (y) for the account of all other shareholders having rights to participate (exclusive of the Company and any shareholders exercising demand registration rights), on the other hand, will be reduced (to zero if necessary) pro rata in proportion to the respective amounts of securities requested to be included therein to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters.

     (o) the Finder (i) is able to fend for itself in respect of this Agreement; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) has the ability to bear the economic risks of the Finder's prospective investment and can afford the complete loss of such investment;

10. The Finder hereby acknowledges that in lieu of the Company placing a legend on the certificates representing any of the Securities pursuant to
Section 132(2) of the rules under the B.C. Act, the Finder must file a report with the British Columbia Securities Commission in the form attached as Schedule "B" hereto within 10 days of the initial trade of any of the Securities.

11. The Finder acknowledges and agrees that all costs and expenses incurred by the Finder (including any fees and disbursements of any special counsel retained by the Finder) relating to the purchase of the Securities shall be borne by the Finder.

12. This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Finder pursuant hereto.

13.       This Agreement is not transferable or assignable.

14. The Finder warrants that it is acquiring the Securities under exemptions from securities filing requirements in its jurisdiction of domicile.

15. Upon payment by the Finder of the full Purchase Price, the Company will promptly take the necessary steps to have the Purchased Securities issued to the Finder.

16. Any notice required or permitted to be given to any of the Parties to this Agreement will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of such Party set forth below, or such other address as either Party may specify by notice in writing to the other Party:


          If to the Finder:

          ________________________

          ________________________

          ________________________


          If to the Company:

          LML PAYMENT SYSTEMS INC.
          1680 - 1140 West Pender Street
          Vancouver, BC
          V6E 4G1

          Fax No: 604-689-4413

Any such notice will be deemed to have been given and received by the party to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time of mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

17. This Agreement is to be governed and interpreted according to the laws of the Province of British Columbia and the federal laws of Canada applicable herein. The Finder irrevocably attorns to the jurisdiction of the Province of British Columbia.

18. This Agreement may be executed in counterpart and such counterparts together shall constitute one and the same instrument.

19. Delivery of an executed copy of this Agreement by telecopy, telex or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.

          IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date first above written.

__________________________


__________________________
Authorized Signatory


LML PAYMENT SYSTEMS INC.


__________________________
Authorized Signatory

                                 SCHEDULE "A"
                                 ------------

                        PURCHASER REPRESENTATION LETTER

LML Payment Systems, Inc.
1680 - 1140 West Pender Street
Vancouver,  BC    V6E 4G1

The undersigned purchased on the ____ day of ______________, 2000, certain units and a special warrant (collectively, the "Purchased Securities") of LML Payment Systems, Inc. (the "Company"), which Purchased Securities are more particularly described in that certain Finder's Fee and Subscription Agreement between the undersigned and the Company dated as of the ____ day of __________, 2000 (the "Agreement"). The undersigned hereby requests that the legend on the Securities (as defined in the Agreement) be removed.

The undersigned represents and warrants as follows:

     (1) The offer to purchase the Purchased Securities was made to it outside of the United States, and the undersigned was, at the time the Agreement was executed and delivered, and is now, outside the United States;

     (2) The undersigned is not a U.S. Person (as such term is defined in Section 902(a) of Regulation S ("Regulation S")) promulgated under the Securities Act of 1933 (the "Securities Act"); and has purchased the Purchased Securities for the undersigned's own account and not for the account or benefit of any U.S. person;

     (3) All offers and sales by the undersigned of the Purchased Securities acquired pursuant to the Agreement shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

     (4) The undersigned is familiar with and understands the terms and conditions and requirements contained in Regulation S; and

     (5) The undersigned has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Purchased Securities.

     Dated this ____ day of the month of _________, 2000


                                                  _________________________

                                             By: __________________________
                                             Title: _______________________
                                             Country of Execution: ________

                                 Schedule "B"
                                 ------------

                                Securities Act

                             INITIAL TRADE REPORT

1.   Name and address of seller

     ___________________________________________________________________________
     ___________________________________________________________________________

2.   Name and address of the issuer whose securities were traded by the seller

     ___________________________________________________________________________
     ___________________________________________________________________________

3.   Name and address of the party from whom the seller acquired the securities

     ___________________________________________________________________________
     ___________________________________________________________________________

4.   Description of securities sold

     (a)  Number and description of securities              ____________________

     (b)  Date of acquisition of securities by the seller   ____________________

     (c)  Exemption under which securities were
          acquired by the seller                            ____________________

     (d)  Exemption under which securities were
          traded by the seller                              ____________________

     (e)  Date of sale of securities                        ____________________

     (f)  Sale Price                                        ____________________

5.   Certificate of seller
     The undersigned seller hereby certifies that the information given in this report relating to the seller is true and that, to the best of the seller's information and belief,

     (a) the information given in this report relating to any other party is true,

     (b) no unusual effort has been made to prepare the market or create a demand for the securities, and

     (c) no extraordinary commission or other consideration has been paid in respect of the trade to which this report relates.


DATED at _________________ this _______ day of ________________, ____________



                                                  ______________________________
                                                  Signature of the seller or, if
                                                  the seller is a company,
                                                  signature of authorized
                                                  signatory



                                                  ______________________________
                                                  Name of the seller or, if the
                                                  seller is a company, name and
                                                  office of authorized signatory

INSTRUCTIONS:

1. If the space provided for any answer is insufficient, additional sheets may be used. Each sheet must be cross-referenced to the relevant item, properly identified and signed by the person whose signature appears on the report.

2. File this report with the required fee and completed Fee Checklist. In order to determine the fee payable, consult section 22 of the Securities Regulation, B.C. Reg. 478/95. Cheques should be made payable to the "British Columbia Securities Commission".


IT IS AN OFFENCE FOR A PERSON TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE SECURITIES ACT THAT, AT THE TIME AND IN LIGHT OF CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.